Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com

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Corcept Therapeutics Incorporated 149 Commonwealth Drive Menlo Park, CA 94025	Los Angeles Madrid Milan	Tokyo Washington, D.C.

Ladies and Gentlemen:

Re:	Registration Statement on Form S-8

We have acted as special counsel to Corcept Therapeutics Incorporated, a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 15,710,531 shares (the “Shares”) of common stock, $0.001 par value per share (“Common Stock”), issuable or that may become issuable under the Company’s 2012 Incentive Award Plan (the “Plan”), pursuant to a registration statement on Form S–8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2012 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, as of the date hereof, when the terms (including the exercise price and exercise period) and form of the options or equity awards pursuant to which the Shares will be issued are determined by resolution of the Company’s Board of Directors, or a duly authorized committee thereof, in accordance with the Plan, when the person or persons entitled to receive Shares and the number of Shares to be issued to such person or persons pursuant to the options or equity awards granted under the Plan are determined by resolution of the Company’s Board of Directors, or a duly authorized committee thereof, and when either (i) the Shares shall have been duly registered on the books of the

August 13, 2012

transfer agent and registrar therefor in the name or on behalf of such person or persons or (ii) when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar therefor, and receipt of payment for such Shares in the manner contemplated by the Plan in an amount in cash or other legal consideration of not less than the aggregate par value thereof, and assuming the Company completes all other actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, the Shares will be duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

We bring your attention to the fact that Latham & Watkins LLP and certain of the attorneys in this firm who have rendered, and will continue to render, legal services to the Company, own shares of Common Stock and warrants exercisable for shares Common Stock representing in the aggregate less than one percent of the shares of Common Stock outstanding immediately prior to the filing of the Registration Statement.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP